Execution Version Confidential EMPLOYMENT AGREEMENT Signing Date ), by and between Discovery -owned subsidiary of Warner Bros. W I T N E S S E T H: WHEREAS, Company and Executive wish to enter into this Agreement to pro WHEREAS, Executive and Company are party to that certain WHEREAS, Executive and Company desire for this Agreement to be binding as of the Signing Date and to supersede and replace in all respects the Prior Employment Agreement, effective as of . NOW, THEREFORE, as a condition to and in consideration of the mutual promises and covenants set forth in this Agreement, Company hereby offers Executive and Executive hereby accepts employment upon the terms and conditions set forth herein: I. DUTIES, ACCEPTANCE, LOCATION A. Company hereby employs Executive to render exclusive and full- time services as Chief Financial Officer, on the terms and City, but Executive shall make himself available for travel to other locations as business needs reasonably require. B. Subject to Section IV(D)(1) hereof, if Company deems it necessary, Company reserves the right to change the location where Executive works, and the individual and/or position to whom/which Executive reports; provided that Executive shall not report to a position at a level lower than Chief Executive Officer of WBD. C. Executive hereby accepts such employment and agrees to render the services described above. Throughout his employment with Company, Executive agrees to serve Company faithfully and to the

2 best of his ability, and to devote his full business time and energy to perform the duties arising under this Agreement in a professional manner that does not discredit, but furthers the interests of Company. II. TERM OF EMPLOYMENT A. Agreement shall begin on the Effective Date and end on the day prior to the second (2nd) anniversary of the Signing Date (th B. Company shall have the option to enter negotiations with Executive to renew this Agreement with Executive for an additional term. If Company wishes to exercise its option to enter negotiations with Executive to renew this Agreement, it shall give Executive written notice of its intent to enter such negotiations to renew no later than 120 days prior to the end of the Term of Employment. Executive and Company agree then to negotiate with each other exclusively and in good faith until the end of the Term of Employment. The Term of Employment may not, however, be extended unless by mutual written agreement of Company and Executive as to all of the material terms and conditions of the extension. In the event the parties do not enter into an agreement to extend the Term of Employment for an additional term, this Agreement shall expire and the Term of Employment shall end on the End Date. III. COMPENSATION A. Base Salary. Company shall pay Executive an annual base salary of Two Million Five Hundred Thousand Dollars ($2,500,000), effective as of the Effective Date. The Base Salary shall, with respect to each year during the Term of Employment, be paid over the course of twelve (12) months in increments paid on regular Company paydays, less such sums as law requires Company to practices and procedures as generally applied to similarly situated senior executive Executive Officer of Company shall not be considered a Senior Executive. The annual base salary payable to Executive under this Section III(A), as may be increased from time to time, shall hereinafter be refe

3 B. Bonus/Incentive Payment. In addition to the Base Salary paid to Executive pursuant to Section III(A), Executive shall be eligible to -effective annual incentive with an annual incentive payment target of One Hundred Seventy-Five Percent (175%) of . The actual amount of the incentive payment payable to Executive as an achievement of performance objectives established in accordance with the Annual Plan (e.g., subject to reduction for Company/division under-performance and increase for Company/division over-performance) and for calendar year 2026, shall be calculated based on the Base Salary as in effect on the Effective Date. The Annual Bonus shall be paid in accordance with the Annual Plan and at the time Company customarily pays bonuses. C. Benefits/Vacation. During the Term of Employment, Executive shall be entitled to participate in and receive benefits under which Executive is eligible for participation in (and, for those plans which require a voluntary election, Executive elects to participate in). In addition, Executive shall be entitled to vacation Executive shall be eligible to receive no less than twenty (20) vacation days per full year. D. Annual Equity Program. In connection with the effectiveness of this Agreement and subject to the normal process and practices for approving and granting of equity to similarly situated employees, on August 17, 2026, Executive shall receive a one-time award of RSUs Two Million Dollars ($2,000,000) under the Warner Bros. Discovery, Inc. Amended and Restated Stock Incentive Plan or a successor plan Stock Plan The RSUs for this grant shall be subject to the terms and conditions of the Stock Plan and implementing award agreement and the number of RSUs subject to the award will be calculated based -standard practices and procedures for awards for similarly situated employees. So long as the Term of Employment has not terminated and provided that neither Executive nor Company has given notice of intent to terminate employment, for each calendar year ending during the Term of Employment and following the Effective Date, Executive

4 shall receive an annual equity award under the Stock Plan during the normal annual grant cycle in accordance with then- standard practices and procedures for awards to Senior Executives with an annual target value of Ten Million Dollars ($10,000,000) conditions, including vesting schedules and calculation of number -standard practices and procedures for awards to Senior Executives. In the award agreements granting any Annual Equity Grant, Company hereby agrees to provide that if an Approved Transaction, Control Purchase, or Board Change, as such terms are defined in the Stock award has vested, then, to the extent that (i) Company terminates t other than for Cause or (ii) Executive resigns for Good Reason, in either case, within twelve (12) months vesting of the equity award shall fully accelerate upon such Qualifying CIC Termination, with any equity award subject to performance-based vesting criteria deemed to have vested at the performance level determined by the Compensation Committee at or prior to the Change in Control. Any accelerated vesting as described in the preceding sentence shall occur only if and to the extent permitted under Section 409A of the Code and the regulations thereunder. E. Expenses. Company shall reimburse Executive for business, travel and entertainment expenses reasonably and actually incurred Agreement to the extent such reimbursement is sought in policies and procedures. F. Travel. Executive will be entitled to business travel benefits and G. Director and Officer Liability Insurance. Executive shall be director and officer liability insurance and employment practices liability insurance policies in accordance with those policies and in amounts similar to coverage afforded other Senior Executives for activities on behalf of Company or any entity that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with Company

5 directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities or other interests, by contract or of WBD shall be an Affiliate of Company for purposes of this Agreement) and otherwise shall be eligible for and entitled to governance requirements. IV. TERMINATION OF EMPLOYMENT A. Death. If Executive should die during the Term of Employment, the Term of Employment shall automatically terminate. No further amounts or benefits shall be payable except earned but unpaid Base Salary, accrued but unused vacation, unreimbursed business expenses, and those benefits that may vest in accordance with the controlling documents for other relevant Company benefit programs, which shall be paid in accordance with the terms of this Agreement and such other Company benefit programs, including the terms governing the time and manner of payment (the Annual Bonus Target for the calendar year of employed during that calendar year (and subject to achievement of any applicable performance metrics), payable at the time annual bonuses are ordinarily paid to Senior Executives, but in no event shall it be paid later than March 15th of the year following the -outstanding equity awards under the Stock Plan shall be treated in accordance with the applicable plan documents and implementing award agreements. B. Inability To Perform Duties. If, during the Term of Employment, Executive should become physically or mentally disabled, such that he is unable to perform his duties under Sections I (A) and (C) hereof for (i) a period of six (6) consecutive months or (ii) for shorter periods that add up to six (6) months in any eight (8)-month period, by written notice to Executive, Company may terminate the Term of Employment. Notwithstanding the foregoing, the Term of Employment shall under the medical leave rules of Code Section 409A (as defined in

6 Section VIII(J)). In such case, no further amounts or benefits shall be payable to Executive, except that Executive shall (i) receive the Accrued Benefits, (ii) Annual Bonus separation from service based on the amount of time Executive was employed during that calendar year (and subject to achievement of any applicable performance metrics) payable at the time annual bonuses are ordinarily paid to Senior Executives, but in no event shall it be paid later than March 15th of the year and (iii) be eligible to elect to (x) receive continued coverage under t medical or disability plans to the extent permitted by, and under the terms of, such plans and to the extent such benefits continue to be provided to other former Senior Executives generally or (y) receive COBRA continuation of the group health benefits previously provided to Executive and his dependents (provided Executive timely elects such COBRA coverage) in which case Company shall pay the premiums for such COBRA coverage up to the maximum applicable COBRA period, provided that if Company determines that the provision of in Federal taxation of the benefit provided thereunder to Executive (e.g., because such benefits are provided on a self-insured basis by Company), then Executive shall be obligated to pay the full monthly premium for such coverage and, in such event, Company shall pay Executive, in monthly installments, an amount equivalent to the monthly premium for COBRA coverage for the remaining balance of the maximum applicable COBRA period (provided, that Company shall cease to pay such COBRA premiums at such time that Executive obtains new employment and is eligible for health - outstanding equity awards under the Stock Plan shall be treated in accordance with the applicable plan documents and implementing award agreements. C. Termination For Cause. 1. Company may, subject to Section IV(C)(2), terminate the shall mean: (i) the conviction of, or nolo contendere or guilty plea, to a felony (whether any right to appeal has been or may be exercised); (ii) conduct constituting embezzlement, misappropriation or fraud, whether or not

7 conduct constituting a financial crime, material act of Code of Ethics or other Company written policies; (iv) business (whether financial or otherwise); (v) willful unauthorized disclosure or use of Company confidential information; (vi) material improper destruction of Company property; or (vii) willful misconduct in 2. In the event that Executive materially neglects his duties under Section I(A) or Section I(C) hereof or engages in other conduct that constitutes a breach by Executive of this Agreement, including any conduct constituting Cause Executive in writing. Other than a Breach that is not susceptible to cure, Executive shall be afforded a one-time- only opportunity to cure the noted Breach within ten (10) days from receipt of such notice. If no cure is achieved within this time, or if Executive engages in the same Breach a second time after once having been given the opportunity to cure, Company may terminate the Term of Employment by written notice to Executive. 3. Any termination of the Term of Employment pursuant to Sections IV(C)(1) or Section IV(C)(2) hereof shall be be entitled to receive any amounts or benefits hereunder that have been earned or vested at the time of such termination in accordance with the terms of the applicable governing Company plan(s) (including the provisions of such plan(s) governing the time and manner of payment), such Company plan shall be deemed to mean solely the commission of acts described in Section IV(C)(1) or Section IV(C)(2) hereof (after giving effect to the cure opportunity described in Section IV(C)(2)). D. Termination Of Employment By Executive for Good Reason/Termination of Employment by Company Not For Cause.

8 1. Company may terminate the Term of Employment not for Cause (as defined above), and Executive may terminate the mean the occurrence of any of the following events without the location of Company office where Executive works (i.e., relocation to a location outside the New York, NY metropolitan area); or (c) a material breach of this Agreement by Company, including a change in the position to which Executive reports as set forth in Section I(B); provided however, that Executive must provide Company with written notice of the existence of the reduction, change or breach constituting Good Reason within sixty (60) days of any such event having occurred, and allow Company thirty (30) days to cure the same. If Company so cures the reduction, change or breach, Executive shall have no basis for terminating the Term of Employment for Good Reason with respect to such cured reduction, change or breach. Executive must terminate his employment in writing within period for the termination to be on account of Good Reason or such right shall be deemed waived. 2. (i) If Company terminates the Term of Employment not for Cause or (ii) if Executive terminates the Term of Employment for Good Reason, then Company shall pay Executive the Accrued Benefits. In addition, Company shall make the following payments (collectively, the (a) Commencing on the Release Effective Date (as defined below), Company shall pay Executive his Base Salary for the period beginning through the period which is the longest of (i) the balance of the Term of Employment up to a maximum of twenty-four (24) months, (ii) twelve (12) months, and (iii) the number of weeks of severance to which Executive would have been -current redundancy severance installment payment shall include any installments that would have been payable between the date of termination

9 and the Release Effective Date had the release requirement under Section IV(F) hereof been satisfied on the date of avoidance of doubt, in no event shall the Base Salary Continuation period be longer than twenty-four (24) months. In the event the Base Salary Continuation period is calculated under Section 2(a)(ii) or 2(a)(iii) of this paragraph and Company relieves Executive of all of prior to the effective dat against the number of weeks of Base Salary Continuation. Notwithstanding the foregoing, the Base Salary Continuation period may in no event be less than thirteen (13) weeks. Except as provided in this Section IV(D)(2) with respect to the first installment payment, the Base Salary Continuation shall be paid in substantially equal increments on regular Company paydays, less required deductions and withholdings, until the balance is paid in full. (b) Notwithstanding the contrary, Executive shall be paid an Annual Bonus at Target under Section III(B) for each full calendar year within the Base Salary Continuation period (which, for clarity, will include a full bonus for the year in which calendar year within which the Base Salary Continuation period ends, Executive shall only be entitled to a prorated Annual Bonus at Target based on the elapsed time from January 1 of such partial year through the last day of the Base Salary Continuation period. The foregoing bonus/incentive payment portions of the Severance Payment shall be paid to Executive in a single lump sum on the date that Company pays bonuses/incentive payments to its other Senior Executives for the applicable Annual Plan year. (c) During the Base Salary Continuation period, Executive will continue to be eligible to participate in the WBD Group Health Plan, the WBD Health Care Flexible and Limited Purpose Spending Account programs, and the

10 Health Savings Account, to the extent such health and welfare benefits are maintained in effect by the Company for its executives. Notwithstanding the foregoing, medical coverage under the WBD Group Health Plan will be affected when Executive or his covered dependent are eligible (or become eligible) for Medicare and immediate steps should be taken to enroll in Medicare Part A & B. The WBD Group Health Plan assumes Executive is enrolled in Medicare Part A & B and Medicare is primary payor. For the avoidance of any doubt, during the Base Salary Continuation period, Executive will not be eligible to participate in the ability to contribute to the WBD 401(k) Savings Plan and to participate in the other qualified and non-qualified retirement plans of the Company will end on termination date or such earlier date on which Executive ceases to provide active services to the Company, in each case, as required under the terms of the applicable plan document or applicable law. Executive shall not be entitled to any additional awards or grants under any stock option, restricted stock, RSUs or other stock-based incentive plan. -outstanding equity awards under the Stock Plan shall be treated in accordance with the applicable plan documents and award agreements. Notwithstanding the foregoing, if Executive becomes eligible by reason of his employment by or provision of comparable medical or dental insurance, or life insurance program, Executive agrees to give timely notice of such eligibility to the Company and to provide such limited information concerning eligibility as may be reasonably needed to coordinate benefits between the two programs in accordance with the coordination of benefits provisions in those programs. Executive agrees that upon eligibility for comparable medical, dental, or life insurance programs, Executive will seek any such coverages offered by such third party and that the benefits and coverages provided by the Company hereunder will terminate upon the effective date of the coverage provided by such third party.

11 (d) Company shall provide Executive with repatriation benefits to return Executive and his family to Germany, as those benefits would apply if Executive were separating during an expatriate assignment from Germany to the United States. 3. Company agrees that if, at the time the Term of Employment is terminated not for Cause, or Executive terminates the Term of Employment for Good Reason, and Company has a standard severance policy in effect that would be applicable in the absence of this Agreement (i.e., applicable to the circumstances surrounding the termination) and that would result in Executive receiving a sum greater than the Severance Payment, Executive shall receive whichever is the greater of the two payments; provided, that if (i) the standard severance policy would provide for a sum greater than the Severance Payment, and (ii) the payment schedule under the severance policy is different from the payment schedules for the Severance Payment and would result in an impermissible acceleration or delay in payment in violation of the time and manner of payment requirements of Code Section 409A, then the p severance policy shall apply only to the portion of the amount payable under the standard severance policy that exceeds the Severance Payment. For the avoidance of doubt, in no event shall the Severance Payment exceed twenty-four (24) months of Base Salary Continuation. 4. If Executive terminates the Term of Employment before it has expired for a reason other than one or more of those stated in Section IV(D)(1) hereof, it shall be deemed a material breach of this Agreement. Executive agrees that, in that event, in addition to any other rights and remedies which Company may have as a result of such breach, he shall forfeit all rights to be compensated for any remaining portion of his Base Salary, Severance Payment and/or bonus/incentive payment that may otherwise be due under this Agreement, pursuant to other Company plans or policies, or otherwise, except for Accrued Benefits or as may be required by law.

12 E. Nonrenewal Non-Competition Payment. In the event Executive and Company do not enter into an agreement to extend the Term of Employment for an additional term (other than as a result of the circumstances set forth in the last sentence of this Section IV(E)), this Agreement and the Term of Employment shall expire and s on the End Date, Company shall pay Executive the Accrued Benefits. In addition, in consideration of under Section VI, commencing on the Release Effective Date, (i) Company shall pay Executive an amount equal to the sum of (x) his Base Salary plus (y) the Annual Bonus at Target under Section III(B) for a period of twelve (12) months beginning on termination date, except that the first installment payment shall include any installments that would have been payable between the date of termination and the Release Effective Date had the release requirement under Section IV(F) hereof been satisfied on the date of termination and (ii) Executive shall also receive a prorated Annual Bonus Target for the calendar year in which the Term of Employment ends based on the amount of time Executive was employed during that calendar year (and subject to achievement of any applicable performance metrics), payable at the time annual bonuses for that year are ordinarily paid to Senior Executives, but in no event shall it be paid later than March 15 of the year following the calendar year in which the Term of Employment ends ((i) and (ii) collectively, the Nonrenewal Non-Competition this Section IV(E) with respect to the first installment payment, the components of the Nonrenewal Non-Competition Payment set forth in clause (i) of the immediately preceding sentence shall be paid in substantially equal increments on regular Company paydays, less required deductions and withholdings, until the balance is paid in full. Notwithstanding anything to the contrary herein, if Company makes a renewal offer to Executive to extend the Term of Employment that (i) provides for compensation that is substantially comparable in the aggregate to the compensation provided under this Agreement (excluding any one-time or non-recurring compensation) and (ii) does not result in a material diminution of in effect as of one hundred twenty (120) days prior to the end of the Term of Employment, and Executive and Company do not agree to extend the Term of

13 Employment for an additional term, Executive shall not be eligible for any Severance Payment or Nonrenewal Non-Competition Payment from Company but shall be eligible for the Modified Nonrenewal Non-Competition Payment set forth in Section VI(G). F. Release Requirement. No Severance Payment, Nonrenewal Non- Competition Payment or Modified Nonrenewal Non-Competition Payment, as applicable, shall be provided to Executive if Executive fails to sign a general release of claims substantially in the form attached hereto as Exhibit A (which may include any additional updates as Company may determine to be necessary or advisable to comply with applicable law). Such release must be executed and become effective after the termination date and within the review period (including any applicable revocation period) designated in Notwithstanding the foregoing, if payment of the Severance Payment, Nonrenewal Non-Competition Payment or Modified Nonrenewal Non-Competition Payment, as applicable, could commence in more than one taxable year based on when the Release Effective Date occurs, then any such payments that would have been made during the calendar year in which employment terminates shall instead be withheld and paid on the first payroll date in the calendar year immediately after the calendar year in which employment terminates, with all remaining payments to be made as if no such delay had occurred. No Severance Payment, Nonrenewal Non-Competition Payment or Modified Nonrenewal Non-Competition Payment, as applicable shall be provided if Executive violates Section VI hereof, in which case any Severance Payment, Nonrenewal Non- Competition Payment or Modified Nonrenewal Non-Competition Payment, as applicable, shall cease, and those already made shall be forfeited and subject to repayment within thirty (30) days of demand therefor. G. Right To Offset. In the event that Executive secures employment or any consulting or contractor or business arrangement for services he performs during the period that any payment from Company is continuing or due under Section IV(D) or Section IV(E) hereof, Executive shall have the obligation to timely notify Company of the Company shall have the right to reduce the Severance Payment, Nonrenewal Non-Competition Payment or Modified Nonrenewal Non-Competition Payment by the Offset Income. Executive

14 acknowledges and agrees that any non-contingent deferred compensation for his services from another source that are performed while receiving Severance Payments, Nonrenewal Non- Competition Payments or Modified Nonrenewal Non-Competition Payments from Company will be treated as Offset Income (regardless of when Executive chooses to receive such compensation arrangement for the services include elements that are required to be paid later in the term of the arrangement (e.g., bonus or other payments that are earned in full or part based on performance or service requirements for the period during which the Severance Payment, Nonrenewal Non-Competition Payment or Modified Nonrenewal Non-Competition Payment is made), Company may calculate the Offset Income by annualizing or by using any other reasonable methodology to attribute the later payments to the applicable period of the Severance Payment, Nonrenewal Non-Competition Payment or Modified Nonrenewal Non-Competition Payment. Executive agrees to provide Company with information sufficient to determine the calculation of the Offset Income, including compensation excerpts of any employment agreement or other contract for services, Form W-2s, and any other documentation that Company reasonably may require, and that failure to provide timely notice to Company of Offset Income or to respond to inquiries from Company regarding any such Offset Income shall be deemed a material breach of this Agreement. Executive also agrees that Company shall have the right to inquire of third-party individuals and entities regarding right of offset under this Agreement with Executive. Accordingly, Executive agrees that no further Severance Payment, Nonrenewal Non-Competition Payment or Modified Nonrenewal Non- Competition Payment from Company will be made until or unless this breach is cured and that all payments from Company already made to Executive, during the time he failed to disclose his Offset Income, shall be forfeited and must be returned to Company upon its demand, up to the amount of Offset Income attributable to such period. Any offsets made by Company pursuant to this Section IV(G) shall be made at the same time and in the same amount as a Severance Payment, Nonrenewal Non-Competition Payment or Modified Nonrenewal Non-Competition Payment amount is payments in the order each are paid) so as not to accelerate or delay the payment of any Severance Payment, Nonrenewal Non-

15 Competition Payment or Modified Nonrenewal Non-Competition Payment installment. H. Mitigation pursuant to Section IV(D) or Section IV(E) herein, and during the period that any payment from Company is continuing or due under Section IV(D) or Section IV(E), Executive shall be under a continuing obligation to seek other employment, including taking all reasonable steps to identify and apply for any comparable, av request, Executive may be required to furnish to Company proof that Executive has engaged in efforts consistent with this paragraph, and Executive agrees to comply with any such request. Executive further agrees that Company may follow-up with mitigation efforts. Should Company determine in good faith that Executive failed to take reasonable steps to secure alternative employment consistent with this paragraph, Company shall be entitled to cease any payments due to Executive pursuant to Section IV(D)(2) or Section IV(E). V. CONFIDENTIAL INFORMATION A. Executive acknowledges his fiduciary duty to Company. As a condition of employment, Executive agrees to protect and hold in a fiduciary capacity for the benefit of Company all confidential information, knowledge or data, including the terms of this Agreement and, without limitation, all trade secrets relating to Company and its Affiliates, and their respective businesses, (i) obtained by Executive during his employment by Company or otherwise and (ii) that is not otherwise publicly known (other than by reason of an unauthorized act by Executive). After termination Company, Executive shall not communicate or divulge any such information, knowledge or data to anyone other than Company and those designated by it, without the prior written consent of Company. For the avoidance of doubt, and notwithstanding the foregoing, nothing herein or in this Agreement shall (x) prohibit Executive from communicating with a government agency, regulator or legal authority concerning any possible violations of federal or state law or regulation, or (y) prevent or limit Executive from discussing his terms and conditions of employment. Nothing herein or in this Agreement, however, authorizes the disclosure of information Executive

16 obtained through a communication that was subject to the attorney- client privilege, unless disclosure of the information would otherwise be permitted by an applicable law or rule. B. In the event that Executive is compelled, pursuant to a subpoena or other order of a court or other body having jurisdiction over such matter, to produce any information relevant to Company, whether confidential or not, Executive agrees to provide Company with such written notice of this subpoena or order within three (3) business days of receiving it so that Company may timely move to quash if appropriate unless such notice to Company is prohibited by law or procedure. C. Executive also agrees to cooperate with Company in any legal action for which his participation is needed. Company agrees to try to schedule all such meetings so that they do not unduly its after he is no longer in promptly for reasonable travel and other expenses associated with this cooperation, provided that Executive timely provides documentation in a form reasonably acceptable to Company. VI. RESTRICTIVE COVENANTS A. Executive covenants that during the Term of Employment and, for a period of twelve (12) months after the conclusion thereof (the behalf or on behalf of any entity or individual, engage in any business activities involving nonfiction, scripted, sports, lifestyle, news, interactive games, or general entertainment television programming or content (whether in cable, broadcast, free to air, digital, streaming, film, or any other distribution method) within Territory is the United States and any other country for which Executive had management responsibilities (e.g., supervised employees located in that country or was involved in business or programming operations in that country) at any time during the This provision shall not prevent Executive from owning stock in any publicly-trade ownership is equal to or less than three percent (3%) of such VI(A) is a material part of this Agreement, breach of which will cause Company irreparable harm and damages, the loss of which

17 cannot be adequately compensated at law. In the event that the provisions of this paragraph should ever be deemed to exceed the limitations permitted by applicable laws, Executive and Company agree that such provisions shall be reformed to the maximum limitations permitted by the applicable laws. B. If Executive wishes to pursue Competitive Services during the Restricted Period and to obtain the written consent of Company before doing so, Executive may request consent from Company by providing written evidence, including assurances from Executive duties in such proposed work or activity would not involve any use, disclosure, or reliance upon the confidential information or trade secrets of Company, and Company shall consider the request promptly and in good faith. In the event that Executive wishes to consider an opportunity outside Company at the end of the natural expiration of the Term of Employment, Executive may request that the Company review the opportunity and Company shall consider any such request promptly and in good faith. C. Company, Executive covenants that he will not directly or indirectly solicit, recruit, interfere with or otherwise attempt to entice, any employees of Company or any of its Affiliates to leave their employment with Company or such Affiliate. D. Company, Executive covenants that he will not directly or indirectly solicit, recruit, interfere with or otherwise attempt to entice, solicit, induce or encourage any vendor, producer, independent contractor, or business partner to terminate its business relationship with Company or its Affiliates. E. During the period Executive is employed by Company, Executive covenants and agrees not to engage in any other business activities whatsoever, or to directly or indirectly render services of a business, commercial or professional nature to any other business entity or organization, regardless of whether Executive is compensated for these services, unless Executive obtains the prior written consent of the Chief Executive Officer of WBD.

18 F. Throughout the period that Executive is an employee of Company, Executive agrees to disclose to Company any direct investments (i.e., any investment in which Executive has made the decision to invest in a particular company) he has in a company that is a competitor of Company Company or its Affiliates is doing business with during the Term ch direct investments result in members, owning three percent (3%) or more of such a Competitor or Partner. This Section VI(F) shall not prohibit Executive, however, from making passive investments (i.e., in a particular mutual fund or similar entity where Executive does not make the decision to invest the assets of the mutual fund, even if such entity, in turn, invests in such a Competitor or Partner). Regardless of the obligations and ability to provide services under this Agreement. G. If the Term of Employment is not extended for an additional term as a result of the circumstances set forth in the last sentence of Section IV(E), commencing on the Release Effective Date, Company shall pay Executive an amount equal to 50% of ted Period and Executive Annual Bonus Target for the calendar year in which the Term of Employment ends based on the amount of time Executive was employed during that calendar year (and subject to achievement of any applicable performance metrics), payable at the time annual bonuses are ordinarily paid to Senior Executives, but in no event shall it be paid later than March 15 of the year following the calendar year in which the Term of Employment ends Modified Nonrenewal Non-C Base Salary component of the Modified Nonrenewal Non-Competition Payment shall be paid in substantially equal increments on regular Company paydays (less required deductions and withholdings), except that the first installment payment shall also provide any installments that would have been payable between the date of termination and the Release Effective Date had the release requirement under Section IV(F) been satisfied on the date of termination (less required deductions and withholdings), until the balance is paid in full, provided that Executive complies with the provisions of this Section VI. For the avoidance of doubt, the Modified Nonrenewal Non-Competition

19 Payment is intended to be paid in circumstances in which Executive is not eligible for the Severance Payment or the Nonrenewal Non-Competition Payment. H. Executive shall return all Company property and materials, including equipment, such as laptop computers and mobile telephones, and documentation, such as files (including originals and copies), notes, e-mail accounts and computer disks. I. In the event that Executive violates any provision of this Section VI, in addition to any injunctive relief and damages to which Executive acknowledges Company would be entitled, all Severance Payments, Nonrenewal Non-Competition Payments or Modified Nonrenewal Non-Competition Payments to Executive, if any, shall cease, and Company may seek forfeiture of any Severance Payments, Nonrenewal Non-Competition Payments or Modified Nonrenewal Non-Competition Payments already made. VII. ARBITRATION A. Submission To Arbitration. Company and Executive agree to submit to arbitration all claims, disputes, issues or controversies between Company and Executive or between Executive and other employment with Company or the termination of such employment including Claims under Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans With Disabilities Act of 1990, Section 1981 of the Civil Rights Act of 1966, as amended, the Family Medical Leave Act, the Employee Retirement Income Security Act, and any Claim arising under any similar federal, state or local law, statute, regulation or common law doctrine or out of this Agreement. B. Use Of AAA; Choice of Law. All Claims for arbitration shall be arbitration shall be New York, New York. The arbitrator(s) shall be directed to apply the substantive law of federal and state courts sitting in New York, without regard to conflict of law principles. Any arbitration pursuant to this Agreement shall be deemed an arbitration proceeding subject to the Federal Arbitration Act.

20 C. Binding Effect. Arbitration shall be binding and shall afford parties the same options for damage awards as would be available in court. Executive and Company agree that discovery shall be allowed, and all discovery disputes shall be decided, exclusively by arbitration in accordance with the Rules. D. Damages and Costs. Any damages shall be awarded only in accord with applicable law. The arbitrator may only order reinstatement of Executive if money damages are insufficient. The parties shall bear in equal shares all fees and expenses of arbitration. However, each party shall bear the expense of its own counsel, experts, witnesses and preparation and presentation of proof. VIII. CONTROLLING LAW AND ADDITIONAL COVENANTS A. The validity and construction of this Agreement or any of its provisions shall be determined under the laws of the State of New York. The invalidity or unenforceability of any provision of this Agreement shall not affect or limit the validity and enforceability of the other provisions. B. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated. The section headings of this Agreement are for convenience only and shall not in any way affect the interpretation of any section hereof or of the Agreement itself. Any provision of this Agreement which refers to the words C. Executive warrants that (1) his employment under this Agreement will not violate or conflict in any way with any other contract or agreement to which Executive is bound; (2) Executive will do nothing on behalf of Company that violates or conflicts with any such contract or agreement; and (3) Executive will indemnify Company suffers as a result of any such violation or conflict. D. Executive expressly acknowledges that Company has advised Executive to consult with independent legal counsel of his

21 and explain to Executive the legal effect of the terms and conditions of this Agreement. E. Without limiting anything to the contrary in this Agreement, unless and until publicly disclosed by Company, Executive agrees not to disclose the terms hereof to any person or entity, other than family who need to know this information and agree to keep it confidential. F. This Agreement, together with its exhibits, supersedes any and all other agreements, including the Prior Employment Agreement, either oral or in writing, between the parties with respect to the employment of Executive by Company, and contains all of the covenants and agreements between the parties with respect to such employment in any manner whatsoever. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements have been made, orally or otherwise, by any party, or anyone acting on behalf of any party, that are not stated in this Agreement, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding. Notwithstanding either of the foregoing sentences, or any other provision of this Agreement, this Agreement shall not supersede, replace, invalidate or otherwise modify or affect that certain Confidential Information and Assignment of Inventions Agreement, by and between the Executive and the Company, dated restrictive covenants in any previous, subsequent or other agreements or documents between Executive and Company, including, without limitation, any covenants regarding confidentiality, intellectual property, confidential and proprietary information, non-competition, non-solicitation of customers, non- solicitation or no hire of employees, and the like (collectively, including the Confi remain in effect and Executive shall remain bound by such Other Restrictive Covenants. To the extent any of the restrictions or covenants contained in this Agreement conflict in any way with any such Other Restrictive Covenants, such conflict shall be resolved by giving effect to the provision that provides the greatest protection to Company that is enforceable under applicable law.

22 G. Any modifications to this Agreement shall be effective only if in writing and signed by both parties. H. Any payments to be made by Company hereunder shall be made subject to applicable law, including required deductions and withholdings. I. Any bonus incentive or equity compensation paid or provided to Executive, whether pursuant to this Agreement or otherwise, shall be subject to the terms and conditions of any clawback or recoupment policy as may be adopted from time to time by Company and which is similarly applicable to senior executives of the Company generally, including any such policy required to comply with applicable law or the listing standards of any national securities exchange. J. Section 409A of the Code. 1. It is intended that the provisions of this Agreement comply with Section 409A of the Internal Revenue Code of 1986, this Agreement shall be construed in a manner consistent with the requirements for avoiding taxes or penalties under Code Section 409A. Notwithstanding the foregoing, Company shall have no liability to Executive with regard to any failure to comply with Code Section 409A so long as Company has acted in good faith with regard to compliance therewith. 2. If under this Agreement, an amount is to be paid in two or more installments, for purposes of Code Section 409A, each installment shall be treated as a separate payment. 3. A termination of employment shall not be deemed to have occurred for purposes of any provision of this Agreement providing for the payment of amounts or benefits upon or following a termination of employment unless such meaning of Code Section 409A and, for purposes of any such provision of this Agreement, references to a Service.

23 4. If Executive is deemed on the date of termination of his meaning of that term under Section 409A(a)(2)(B) of the Code and using the identification methodology selected by Company from time to time, or if none, the default methodology, then: a. With regard to any payment, the providing of any benefit or any distribution of equity upon separation payment, benefit or distribution shall not be made or provided prior to the earlier of (i) the expiration of the six-month period measured from the date of b. On the first day of the seventh month following the earlier, on the date of his death, (x) all payments delayed pursuant to this Section VIII(J)(4) (whether they would otherwise have been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to Executive in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal dates specified from them herein and (y) all distributions of equity delayed pursuant to this Section VIII(J)(4) shall be made to Executive. 5. With regard to any provision herein that provides for reimbursement of costs and expenses or in-kind benefits, except as permitted by Code Section 409A, (i) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchange for another benefit, (ii) the amount of expenses eligible for reimbursement, of in-kind benefits, provided during any taxable year shall not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other taxable year, provided that the foregoing clause (ii) shall not be violated without regard to expenses reimbursed under any arrangement covered by Section 105(b) of the Code solely because such expenses

24 are subject to a limit related to the period the arrangement is in effect and (iii) such payments shall be made on or the taxable year in which the expense occurred. 6. Whenever a payment under this Agreement specifies a payment period with reference to a number of days (e.g., the date of termination), the actual date of payment within the specified period shall be within the sole discretion of Company. K. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of Executive) and assigns. The rights or obligations under this Agreement may not be assigned or transferred by either party, except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of Company; provided, however, that the assignee or transferee is the successor to all or substantially all of the assets of Company and such assignee or transferee assumes the liabilities, obligations and duties of Company, as contained in this Agreement, either contractually or as a matter of law. Notwithstanding the foregoing, this Agreement may be assigned to any Affiliate of Company which employs Executive. L. This Agreement may be executed with electronic signatures, in any number of counterparts. The electronically signed Agreement shall constitute one original agreement. Duplicates and electronically signed copies of this Agreement shall be effective and fully enforceable as of the date signed and sent. M. All notices and other communications to be made or otherwise given hereunder shall be in writing and shall be deemed to have been given when the same are (i) addressed to the other party at the mailing address or email address indicated below, and (ii) either: (a) personally delivered or mailed, registered or certified mail, first class postage prepaid return receipt requested, (b) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery, to the applicable party, or (c) sent by electronic email. Any such notice sent in the manner set forth above by United States Mail shall be deemed to have been

25 given and received three (3) days after it has been so deposited in the United States Mail, and any notice sent in any other manner provided above shall be deemed to be given when received. The substance of any such notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed. Until further notice given in accordance with the foregoing, the respective addresses and email addresses for the parties are as follows: If to Company: Discovery Communications, LLC 230 South Park Avenue New York, NY 10003 Attention: Chief Legal Officer Attention: Chief People and Culture Officer If to Executive, at the home address then on file with Company. With a copy (not constituting notice) to: Michael Katzke Katzke Miller & Morgenbesser, LLP Email: Katzke@kmexeccomp.com [signature page follows]

In witness whereof, the parties have caused this Agreement to be duly executed as set forth below. EXECUTIVE: Gunnar Wiedenfels DATE: DISCOVERY COMMUNICATIONS, LLC: Name: Tara Smith Title: Executive Vice President and Corporate Secretary DATE: [signature page to Employment Agreement]